EXHIBIT 10.8

HCP, INC.
2006 PERFORMANCE INCENTIVE PLAN
2013 RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS 2013 RESTRICTED STOCK UNIT AWARD AGREEMENT  (this “Agreement”) is dated as of October 3, 2013 (the “Award Date”) by and between HCP, Inc., a Maryland corporation (the “Corporation”), and Timothy M. Schoen (the “Participant”).

W I T N E S S E T H

WHEREAS , the Corporation and Participant entered into a binding term sheet as of October 3, 2013 (the “Term Sheet”), which provided for the grant of a restricted stock award pursuant to the terms and conditions of the Corporation’s 2006 Performance Incentive Plan with a fair value of One Million dollars ($1,000,000), based on the average of the stock price for the five trading days beginning October 4, 2013.

WHEREAS, pursuant to the HCP, Inc. 2006 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, an award of restricted stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan in satisfaction of the Term Sheet.

NOW THEREFORE , in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.             Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to that number of stock units equal to the quotient of (a) $1,000,000 divided by (b) the average of the stock price for the five trading days beginning October 4, 2013, rounded up to the nearest whole number that is evenly divisible by two (2) (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.  The Award is subject to all of the terms and conditions set forth in this Agreement and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Administrator, as such rules are in effect from time to time.

3.             Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to 50% of the total number of the Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of the first and second anniversaries of October 3, 2013.

4.             Continuance of Employment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.             Dividend and Voting Rights.

(a)           Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)           Dividend Equivalent Rights Distributions.   As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall pay the Participant an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date.  No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.             Restrictions on Transfer .  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.             Timing and Manner of Payment of Stock Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to the terms hereof (and in all events within sixty (60) days after such vesting event), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date; provided, however, that in the event that the vesting and payment of the Stock Units is triggered by the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of such separation from service, the Participant shall not be entitled to any payment of the Stock Units until the earlier of (i) the date which is six (6) months after the Participant’s separation from service with the Corporation for any reason other than death, or (ii) the date of the Participant’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.  The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.             Effect of Termination of Employment or Services.  If the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (the date of such termination of employment or service is referred to as the Participant’s “Severance Date”), the Participant’s Stock Units shall terminate to the extent such units have not become vested pursuant to Section 3 hereof upon the Severance Date regardless of the reason for the termination of the Participant’s employment or services; provided, however, that (a) if the event Participant’s employment is terminated pursuant to Section 5(b) of Participant’s Employment Agreement with the Company, dated January 26, 2012, as amended, then, subject to the provisions of Section 5(b) thereof, the Award shall immediately vest and become non-forfeitable with respect to any then unvested Stock Units and shall be paid in accordance with Section 7 hereof; and (b) if the Participant’s employment is terminated as a result of the Participant’s death, Total Disability (as defined below) or Retirement (as defined below), the Participant’s Stock Units, to the extent such units are not then vested, shall become fully vested as of the Severance Date and shall be paid in accordance with Section 7.  If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).  For purposes of the Award, “Retirement” means the Participant (1) has attained age 65 and completed at least five (5) full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board, or (2) has attained age 60 and completed at least fifteen (15) full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board.

9.             Adjustments Upon Specified Events; Change in Control Event.

(a)           Adjustments.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.  No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5(b).

(b)           Change in Control Event.  Upon the occurrence of an event contemplated by Section 7.2 or 7.3 of the Plan and notwithstanding any provision of Section 7.2 or 7.3 of the Plan to the contrary, the Award (to the extent outstanding at the time of such event) shall continue in effect in accordance with its terms following such event (subject to adjustment in connection with such event pursuant to Section 7.1 of the Plan); provided, however, that the Administrator shall determine, in its sole discretion, whether the vesting of the Stock Units will accelerate in connection with such event and the extent of any such accelerated vesting; provided, further, that any Stock Units that are so accelerated will be paid on or as soon as administratively practical after (and in all events within sixty (60) days after) the first to occur of the original vesting date of such accelerated Stock Units set forth in Section 3 above or the Participant’s separation from service (and subject to the six-month delayed payment provision of Section 7 in the event payment is triggered by the Participant’s separation from service).  Notwithstanding the foregoing, the Administrator may provide for payment of the Stock Units in connection with such event to the extent such payment does not result in noncompliance with Section 409A of the Code, including providing for payment in accordance with the requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(A), (B) or (C) promulgated under Section 409A of the Code (or any similar successor provision), which regulation generally provides that a deferred compensation arrangement may be terminated in limited circumstances following a dissolution or change in control of the Company, provided that any otherwise outstanding and unvested units shall become vested upon (or, to the extent necessary to effect the acceleration, immediately prior to) such a termination.

10.          Tax Withholding.  Upon any vesting of the Stock Units or distribution of shares of Common Stock in respect of the Stock Units, the Participant or other person entitled to receive such distribution may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that in the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.          Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.          Plan.  The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference, except as otherwise expressly provided in this Agreement.  The Participant agrees to be bound by the terms of the Plan and this Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.          Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof (including but not limited to the Term Sheet).  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Any such amendment must be in writing and signed by the Corporation.  Any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.  The Participant acknowledges receipt of a copy of this Agreement, the Plan and the Prospectus for the Plan.

14.          Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Stock Units, as and when payable hereunder.  The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.

15.          Counterparts   This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.          Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

18.          Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Agreement shall be construed and interpreted consistent with that intent.

19.          Clawback Policy.  The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

YOUR ACCEPTANCE OF THE AWARD THROUGH THE ELECTRONIC STOCK PLAN AWARD RECORDKEEPING SYSTEM MAINTAINED BY THE CORPORATION OR ITS DESIGNEE CONSTITUTES YOUR AGREEMENT TO THE TERMS AND CONDITIONS HEREOF, AND THAT THE AWARD IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT.

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